FORM OF WARRANT TO PURCHASE RESTRICTED COMMON STOCK

OF

RCG ACQUISITION 1 CORP

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE ACT) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTEDEXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

Void after 5 P.M. eastern Daylight Savings Time on ______________ __, 202_..

RCG Acquisition 1 Corp. Restricted Common Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, ________________________________ is entitled to purchase up to ______________________ (  ) shares of the Restricted Common Stock of RCG Acquisition 1 Corp.  , a Delaware corporation , at a price of $0.075 per share (the “Warrant Price”), subject to adjustments and all other terms set forth in this Warrant.

1.

Definitions. As used herein the following terms, unless the context otherwise requires, shall have the following meanings:

(a)

“Act” shall mean the Securities Act of 1933, as amended, or any successor federal, statute, and the Rules and Regulations promulgated thereunder, all as shall be in effect at the time.

(b)

“Common Stock” shall mean the shares of  the Company’s presently or subsequently authorized common stock and any stock into which such common stock may hereafter be exchanged;

(c)

“Company” shall mean RCG Acquisition 1 Corp, a Delaware corporation, and any corporation or other entity which shall succeed to or assume the obligations of RCG Acquisition 1 Corp. under this warrant;

(d)

“Date of Grant” shall be deemed _______________ , 201_.

(e)

“Exercise Date” shall mean the effective date if the Notice of Exercise pursuant to Sections 4 and 14 below of this Warrant.

(f)

“Holder” shall mean any person who at the time is the registered holder of this Warrant.

(g)

“Shares” shall mean shares of the Company’s common stock as described in the Company’s Certificate of Incorporation, as amended.

(h)

“Warrant Shares” shall mean the shares the ___________________of the Company’s Common Stock which this Warrant entitles the Holder to purchase from the Company.

2.

This Warrant is issued in additional consideration for the Holder’s having provided services to or for the benefit of the Company, such services having been provided at the specific instance and request of the Company.

3.

Term. The purchase right represented by this Warrant is exercisable only during the period commencing upon the Date of grant and ending on _____________ 202_.

4.

Method of Exercise and Payment.

(a)

Subject to compliance with all applicable federal and state securities laws, the purchase right represented by this Warrant may be exercised during its term (as provided in Section 3), in whole or in part and from time to time, by the Holder by (i) surrender of this Warrant and delivery of the Notice of Exercise (substantially in the form attached hereto), duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Warrant Price multiplied by the number of shares then being purchased pursuant to one of the methods permitted under section 4(b) below.

(b)

Method of Payment.  Payment shall be made either by: (i) certified or bank check delivered to the Company; (ii} cash; or, (iii) wire transfer of United States Funds for the account of the Company.

(c)

Delivery of Certificate.  In the event of any exercise of the purchase right represented by this Warrant, a certificate for the reflecting the Holder’s ownership of the Shares of Restricted Common Stock of the Company so purchased shall be delivered to the Holder within 30 days after the Company’s having received the Notice of Exercise and payment of the purchase price as provided above.

(d)

O fractional Shares. No fractional shares shall be issued in connection with any exercise of this warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore based upon the fair market value per share on the Exercise Date.

5.

 Adjustment of Warrant Price and Number of Shares.  In case the Company outstanding shares of its common stock, (i) combine the outstanding shares of its common stock into a smaller number of shares of its common stock into a smaller number of shares of its common stock, or (ii) issue by reclassification of its shares of common stock other securities of the Company (including any such reclassification in conjunction with a consolidation or merger, a recapitalization or financing in which the Company is the surviving entity), the number and kind of shares purchasable upon exercise of this warrant outstanding immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive at the same aggregate Warrant Price the kind and number of shares of the Company’s common stock or other securities of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the  events described above had the Warrant been exercised in full immediately prior to the happening of such event or the record date  with respect thereto.  In the event of any adjustment of the total number of Shares of common stock purchasable upon the exercise of this Warrant, the Warrant Price shall be adjusted to be the amount resulting from the dividing of the number of shares of common stock (including fractional shares of common stock) covered by this Warrant immediately after such adjustment into the total amount payable on the exercise of this Warrant immediately prior to such adjustment. An adjustment made pursuant to the section 5 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.  Such adjustment shall be made successively whenever any event listed above shall occur.

 6.  Compliance with Act; Transferability and Negotiability of Warrant; Investment Intent.

(a) Compliance with Act.  The Holder, by acceptance of this Warrant, agrees that this Warrant and the Shares to be issued upon the exercise of this Warrant are being acquired solely for his own account and not as nominee for any other party and not to a view toward the resale or distribution thereof and that he will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise of this Warrant, except under circumstances that will not result in a violation of the Act.  Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form satisfactory to the Company, that the Shares so issued are being acquired solely for his account and not as a nominee for any other party and not with a view toward resale or distribution thereof.

 (b) No Transfer.  Holder will not dispose of the Warrant or the Shares to be issued upon exercise of the Warrant other than (i) in conjunction with an effective Registration Statement for the Warrant and/or Warrant Shares under the Act, (ii) in compliance with Rule 144 promulgated under the Act, or (iii) in compliance with any applicable exemption from registration under the Act, and in compliance with applicable state, local or foreign securities laws.

(c)  Knowledge and Experience. Holder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holders prospective investment in the Warrants and the Shares to be issued upon exercise of the Warrants; (ii) has the ability to bear the economic risks of Holder’s prospective investment; (iii) has been furnished with and has had access to such information as such Holder has considered necessary to make a determination as to the acquisition of the Warrant and the Shares to be issued upon the exercise of the Warrant together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by such prospective Holder  satisfactorily answered by the Company; and (v) has not been offered the Warrant  and the Shares to be issued upon exercise of the Warrant by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over any television or radio, or any seminar or meeting whose attendees have been invited by any such media.

7.  Rights of Holders.  No Holder shall be entitled to vote or receive dividends or be deemed a holder of Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor anything contained herein be construed to confer upon the Holder, as such, any rights of a shareholder of the Company or any right to vote for or against the election of directors or upon any matter submitted to the shareholders at any meeting thereof, or give or withhold consent to y corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock , consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant is exercised and the Shares issuable upon exercise hereof shall have been recorded on the Company’s books and records

8. Market Stand-Off Agreement.  During the period of duration specified by the Company and an underwriter of common Stock or other securities of the Company, following the effective date of a registration of the Company filed under the Act, the Holder or any future transferee will not, to the extent requested by the Company and such underwriter, directly if indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale) grant an option to purchase or otherwise transfer or dispose of (other than to transferees or donees who agree to be similarly bound) and securities of the Company held by it at any time during such period, except Common Stock included in such registration, provided that:

9.  Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction of an indemnity agreement reasonably satisfactory o form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

10. Exchange of Warrant.  Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or n the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder on payment of the applicable transfer taxes, if any, may direct, for the number of Shares issuable upon the exercise thereof.

11.  Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.  The parties consent to the exclusive jurisdiction and venue of the state and federal courts having situs in the City and State of New York to hear and determine all disputes between the parties.

12.  Survival.  The representations, warranties, covenants and agreements herein shall survive the execution of this Agreement and the closing of the transactions contemplated herein.

13. Successors and Assigns.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the address shown on the signature pages to the Agreement or to such other address provided to the parties to this Agreement in accordance with this section 14,

RCG Acquisition 1 Corp.

By:

Its Chief Executive Officer

Investor/Warrant Holder

_________________________

___________________________

__________________________

(This Space Intentionally Left Blank)

FORM OF NOTICE OF EXERCISE

To: RCG Acquisition 1 Corp.

The undersigned Holder of the attached original, executed Stock Purchase Warrant hereby elects to exercise its purchase right under such Warrant with respect to shares of RCG Acquisition 1 Corp.

The undersigned Holder elects to pay the aggregate Warrant Price as defined in the Warrant for such Shares (the “Exercise Price”) in the following manner:

[ ]  by the enclosed cash or certified or bank check in the amount f $ ______________.

or

[ ] by wire transfer of United States Funds to the account of the Company in the amount of $ __________ which transfer has been made or is being made simultaneously with the delivery of this notice of exercise.

Please issue confirm the appropriate books and records of the Company have been marked to reflect the issue of the appropriate number of Shares of the Company as  follows:

Name:

Address:

Taxpayer Id #

Very truly yours,

Holder